UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 16, 2015

IPC HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33930	No. 95-4562058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4605 Lankershim Boulevard, Suite 617

North Hollywood, California 91602

(Address of principal executive offices including Zip Code)

(888) 447-2362

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

A special meeting of stockholders of IPC Healthcare, Inc., a Delaware corporation (the “Company”), was held on November 16, 2015 in Universal City, California (the “Special Meeting”). A total of 13,713,851 shares of the Company’s common stock, out of a total of 17,452,664 shares of common stock issued and outstanding and entitled to vote as of October 14, 2015 (the “Record Date”), were present in person or represented by proxy at the Special Meeting, which constituted a quorum. A summary of the voting results for the following proposals, each of which is described in detail in the Company’s proxy statement dated October 15, 2015 and first mailed to the Company’s stockholders on or about October 16, 2015, is set forth below:

Adoption of the Merger Agreement

As previously disclosed, on August 4, 2015, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Team Health Holdings, Inc., a Delaware corporation (“Team Health”), together with Intrepid Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and a wholly-owned subsidiary of Team Health, providing for, subject to the satisfaction or waiver of certain specified conditions in the Merger Agreement, the acquisition of the Company by Team Health at a price of $80.25 per share in cash, without interest and subject to any applicable withholding taxes, pursuant to a merger of Merger Sub with and into the Company.

At the Special Meeting, the Company’s stockholders voted upon and approved a proposal to adopt the Merger Agreement. Approximately 99.88% of the shares present in person or represented by proxy at the Special Meeting were voted in favor of the proposal. The voting results on this proposal were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
13,696,850	12,456	4,545	N/A

Advisory Vote on Named Executive Officer Merger-Related Compensation

At the Special Meeting, the Company’s stockholders, on a non-binding, advisory basis, also voted upon and approved a proposal to approve the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the merger contemplated by the Merger Agreement. Approximately 69.75% of the shares present in person or represented by proxy at the Special Meeting were voted in favor of the proposal. The voting results on this proposal were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
9,565,192	3,952,535	196,124	N/A

Adjournment of the Special Meeting

In connection with the Special Meeting, the Company also solicited proxies on a proposal with respect to the adjournment of the Special Meeting to a later date or time if necessary or appropriate, including to solicit additional proxies in favor of the adoption of the Merger Agreement if there were not sufficient votes at the time of the Special Meeting to adopt the Merger Agreement. Because stockholders holding at least a majority of the shares of the Company’s common stock outstanding and entitled to vote at the close of business on the Record Date approved the proposal to adopt the Merger Agreement, the vote was not called on this proposal.

Item 8.01 Other Events.

On November 17, 2015, the Company issued a press release announcing that the Merger Agreement had been approved by the Company’s stockholders. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated November 17, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPC HEALTHCARE, INC.

Date: November 17, 2015	By:	/s/ Adam D. Singer, M.D.
Adam D. Singer, M.D.
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated November 17, 2015.

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